Exhibit 99.1
KINDER MORGAN, INC. INCREASES
QUARTERLY DIVIDEND TO $0.38 PER SHARE

Dividend 19% Higher Than First Quarter 2012

HOUSTON, April 17, 2013 - Kinder Morgan, Inc. (NYSE: KMI) today reported first quarter cash available to pay dividends of $513 million compared to $303 million for the same period a year ago and remains on track to meet its published annual budget of $1.632 billion in dividends. The board of directors increased the quarterly cash dividend to $0.38 per share ($1.52 annualized), which is payable on May 16, 2013, to shareholders of record as of April 29, 2013. This represents an increase of 19 percent from the first quarter 2012 cash dividend per share of $0.32 ($1.28 annualized) and is up from the fourth quarter 2012 dividend of $0.37 ($1.48 annualized) per share.
Chairman and CEO Richard D. Kinder said, “KMI had an excellent first quarter led by continued strong performance at Kinder Morgan Energy Partners (NYSE: KMP), along with good results at El Paso Pipeline Partners (NYSE: EPB) and from the natural gas assets obtained in the acquisition of El Paso Corporation which closed in May 2012.” KMI's growth will continue to be driven by its ownership of the general partners of KMP and EPB, which generate stable and increasing cash flow from their diversified assets. For 2013, KMP expects a 6 percent increase in declared cash distributions per unit versus 2012, and EPB expects a 13 percent increase in its declared cash distributions per unit compared to the previous year.
“Looking ahead, KMI is well positioned for future growth in North America,” Kinder said. “We currently have identified more than $12 billion in expansion and joint venture investments across the Kinder Morgan companies, and we are pursuing customer commitments for many more projects.”
2013 Outlook
As previously announced, KMI expects to declare dividends of $1.57 per share for 2013,
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a 12 percent increase over its 2012 declared dividend of $1.40 per share. Growth in 2013 is expected to be driven by continued strong performance at KMP, along with contributions from EPB and the natural gas assets that KMI acquired in the El Paso Corporation transaction.
Other News

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KMI completed the sale (dropdown) of its remaining 50 percent stakes in El Paso Natural Gas pipeline and certain midstream assets to KMP in March. KMI used the proceeds from the approximately $1.655 billion transaction to pay down debt that was associated with the May 2012 purchase of El Paso Corporation. The company expects to sell its 50 percent membership interest in Gulf LNG to EPB later this year.

Kinder Morgan is the largest midstream and the third largest energy company in North America with a combined enterprise value of approximately $110 billion. It owns an interest in or operates approximately 73,000 miles of pipelines and 180 terminals. Its pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. Kinder Morgan, Inc. (NYSE: KMI) owns the general partner interests of Kinder Morgan Energy Partners, L.P. (NYSE: KMP) and El Paso Pipeline Partners, L.P. (NYSE: EPB), along with limited partner interests in KMP and EPB and shares in Kinder Morgan Management, LLC (NYSE: KMR). For more information please visit www.kindermorgan.com.
Please join Kinder Morgan at 4:30 p.m. Eastern Time on Wednesday, April 17 at www.kindermorgan.com for a LIVE webcast conference call on the company's first quarter earnings.

The non-generally accepted accounting principles, or non-GAAP, financial measure of cash available to pay dividends is presented in this news release. Cash available to pay dividends is a significant metric used by us and by external users of our financial statements, such as investors, research analysts, commercial banks and others, to compare basic cash flows generated by us to the cash dividends we expect to pay our shareholders on an ongoing basis. Management uses this metric to evaluate our overall performance. Cash available to pay dividends is also an important non-GAAP financial measure for our shareholders because it serves as an indicator of our success in providing a cash return on investment. This financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in the quarterly dividends we are paying. Our dividend policy provides that, subject to applicable law, we will pay quarterly cash dividends generally representing the cash we receive from our subsidiaries less any cash disbursements and reserves established by our board of directors. Cash available to pay dividends is also a quantitative measure used in the investment community because the value of a share of an entity like KMI that pays out all or a substantial proportion of its cash flow is generally determined by the
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dividend yield (which in turn is based on the amount of cash dividends the corporation pays to its shareholders). The economic substance behind our use of cash available to pay dividends is to measure and estimate the ability of our assets to generate cash flows sufficient to pay dividends to our investors.
We believe the GAAP measure most directly comparable to cash available to pay dividends is income from continuing operations. A reconciliation of cash available to pay dividends to income from continuing operations is provided in this release. Our non-GAAP measure described above should not be considered as an alternative to GAAP net income and has important limitations as an analytical tool. Our computation of cash available to pay dividends may differ from similarly titled measures used by others. You should not consider this non-GAAP measure in isolation or as a substitute for an analysis of our results as reported under GAAP. Management compensates for the limitations of this non-GAAP measure by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision making processes.
This news release includes forward-looking statements. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although Kinder Morgan believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include those enumerated in Kinder Morgan's reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they were made, and except to the extent required by law, Kinder Morgan undertakes no obligation to update or review any forward-looking statement because of new information, future events or other factors. Because of these uncertainties, readers should not place undue reliance on these forward-looking statements.

CONTACTS
Media Relations	Investor Relations
Emily Mir	(713) 369-9490
(713) 369-8060	km_ir@kindermorgan.com
emily_mir@kindermorgan.com	www.kindermorgan.com

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Kinder Morgan, Inc. and Subsidiaries Preliminary Cash Available to Pay Dividends (Non-GAAP, Unaudited) (In millions)

	Three Months Ended March 31,
	2013	2012
KMP distributions to us
From ownership of general partner interest (1)	$412	$331
On KMP units owned by us (2)	36	26
On KMR shares owned by us (3)	20	17
Total KMP distributions to us	468	374

EPB distributions to us
From ownership of general partner interest (4)	49	—
On EPB units owned by us (5)	56	—
Total EPB distributions to us	105	—

Cash generated from KMP and EPB	573	374
General and administrative expenses and other (6)	(11)	(3)
Interest expense	(54)	(77)
Cash taxes	6	(2)
Cash available for distribution to us from KMP and EPB	514	292

Cash available from other assets
Cash generated from other assets (7)	111	11
EP debt assumed (8)	(87)	—
EP acquisition debt interest expense (9)	(25)	—
Cash available for distribution to us from other assets	(1)	11

Cash available to pay dividends	$513	$303

Diluted Weighted Average Number of Shares Outstanding	1,038	708

Cash Available Per Average Share Outstanding	$0.49	$0.43
Declared Dividend	$0.38	$0.32

Notes:

(1)
Based on (i) Kinder Morgan Energy Partners, L.P. (KMP) distributions of $1.30 and $1.20 per common unit declared for the three months ended March 31, 2013 and 2012, respectively, (ii) 381 million and 340 million aggregate common units, Class B units and i-units (collectively, KMP units) estimated to be outstanding as of April 29, 2013 and outstanding at April 30, 2012, respectively, (iii) waived incentive distributions of $4 million and $6 million for the first quarter 2013 and 2012, respectively. In conjunction with KMP’s acquisition of its initial 50% interest in May 2010, and subsequently, the remaining 50% interest in May 2011 of KinderHawk, we as general partner of KMP have agreed to waive receipt of a portion of our incentive distributions related to this investment from the first quarter of 2010 through the first quarter of 2013.

(2)	Based on 28 million and 22 million KMP units owned by us as of March 31, 2013 and 2012, respectively, multiplied by the KMP per unit distribution declared, as outlined in footnote (1) above.

(3)
Assumes that we sold the Kinder Morgan Management, LLC (KMR) shares that we estimate to be received as distributions for the three months ended March 31, 2013 and received as distributions for the three months ended March 31, 2012. We did not sell any KMR shares in the first three months of 2013 or 2012. We intend periodically to sell the KMR shares we receive as distributions to generate cash.

(4)
Based on (i) El Paso Pipelines Partners, L.P. (EPB) distributions of $0.62 per common unit declared for the three months ended March 31, 2013 and (ii) 216 million common units estimated to be outstanding as of April 30, 2013.

(5)	Based on 90 million EPB units owned by us as of March 31, 2013, multiplied by the EPB per unit distribution declared, as outlined in footnote (4) above.

(6)	Represents general and administrative expense, corporate sustaining capital expenditures, and other income and expense.

(7)
Represents cash available from former El Paso Corporation (EP) assets that remain at KMI and our 20% interest in NGPL. Amounts include our share of pre-tax earnings, plus depreciation, depletion and amortization, and less cash taxes and sustaining capital expenditures from equity investees.

(8)	Represents interest expense on debt assumed from the EP acquisition.

(9)	2013 amount represents interest associated with Kinder Morgan, Inc.'s (KMI) remaining debt issued to finance the cash portion of the El Paso Corporation (EP) acquisition purchase price in May 2012.

Kinder Morgan, Inc. and Subsidiaries Preliminary Consolidated Statement of Income (1) (Unaudited) (In millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012

Revenues	$3,060	$1,857

Costs, expenses and other
Operating expenses	1,389	886
Depreciation, depletion and amortization	412	274
General and administrative	140	129
Taxes, other than income taxes	98	50
Other expense (income)	1	2
	2,040	1,341

Operating income	1,020	516

Other income (expense)
Earnings from equity investments	101	65
Amortization of excess cost of equity investments	(9)	(2)
Interest, net	(402)	(179)
Gain on Sale of investments in Express	225	—
Other, net	2	1

Income before income taxes	937	401

Income tax expense	(279)	(96)

Income from continuing operations	658	305

Income from discontinued operations	—	50
Loss on remeasurement to fair value and disposal of discontinued operations	(2)	(428)
Loss from discontinued operations	(2)	(378)

Net income (loss)	656	(73)

Net (income) loss attributable to noncontrolling interests	(364)	94

Net income attributable to KMI	$292	$21

Kinder Morgan, Inc. and Subsidiaries Preliminary Consolidated Statement of Income (1) (continued) (Unaudited) (In millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Class P Shares
Basic and Diluted Earnings Per Common Share From Continuing Operations (2)	$0.28	$0.23
Basic and Diluted Loss Per Common Share From Discontinued Operations	—	(0.20)
Total Basic and diluted Earnings Per Common Share	$0.28	$0.03

Class A Shares (2)
Basic and Diluted Earnings Per Common Share From Continuing Operations (2)		$0.21
Basic and Diluted Loss Per Common Share From Discontinued Operations		(0.20)
Total Basic and Diluted Earnings Per Common Share		$0.01

Basic Weighted Average Number of Shares Outstanding
Class P Shares	1,036	171
Class A Shares		536

Diluted Weighted Average Number of Shares Outstanding (3)
Class P Shares	1,038	708
Class A Shares		536

Declared dividend per common share	$0.38	$0.32

Notes:

(1)
Includes the operations of EP and its consolidated subsidiaries for the periods after May 25, 2012 and earnings per share reflect the issuance of 330 million shares that were used to provide for the equity portion of the EP acquisition purchase price.

(2)
In the three months ended March 31, 2012, the Class A shares earnings per share as compared to the Class P shares earnings per share were primarily reduced by the dividends paid to the Class B shares on February 15, 2012. On December 26, 2012, all remaining Class A, B and C shares were converted into Class P shares and cancelled.

(3)
Includes weighted-average restricted shares outstanding. The outstanding KMI warrants and convertible preferred securities (assumed from the May 25, 2012 EP acquisition) were anti-dilutive during the three months ended March 31, 2013.

Kinder Morgan, Inc. and Subsidiaries Preliminary Reconciliation of Cash Available to Pay Dividends from Continuing Operations (Unaudited) (In millions)

	Three Months Ended March 31,
	2013	2012
Income from continuing operations (1)	$658	$305
Income from discontinued operations (1) (2)	—	50
Depreciation, depletion and amortization (1) (3)	412	281
Amortization of excess cost of equity investments (1)	9	2
Earnings from equity investments (1) (4)	(101)	(87)
Distributions from equity investments	101	80
Distributions from equity investments in excess of cumulative earnings	37	48
KMP certain items (5)	(202)	4
KMI certain items (6)	(16)	10
Difference between cash and book taxes	280	89
Difference between cash and book interest expense for KMI	(25)	(36)
Sustaining capital expenditures (7)	(60)	(44)
KMP declared distribution on its limited partner units owned by the public (8)	(439)	(364)
EPB declared distribution on its limited partner units owned by the public (9)	(78)	—
Difference between equity investment distributable cash flow and actual distributions received(10)	50	12
Other (11)	(113)	(47)

Cash available to pay dividends	$513	$303
Notes

(1)	Consists of the corresponding line items in the preceding Preliminary Unaudited Consolidated Statements of Income.

(2)	2012 amount primarily represents income from KMP's FTC Natural Gas Pipeline disposal group, net of tax.

(3)	2012 amount includes $7 million associated with KMP's FTC Natural Gas Pipeline disposal group.

(4)	2012 amount includes $22 million associated with KMP's FTC Natural Gas Pipeline disposal group.

(5)
Consists of items such as hedge ineffectiveness, legal and environmental reserves, gain/loss on sale, insurance proceeds from casualty losses, and asset acquisition and/or disposition expenses. 2013 amount includes $225 million pre-tax gain on the sale of Express. For more information, see KMP’s 1st Quarter 2013 Earnings Release filed on Form 8-K with the SEC on April 17, 2013.

(6)	Primarily represents pre-tax (income) expense associated with the EP acquisition.

(7)	We define sustaining capital expenditures as capital expenditures that do not expand the capacity of an asset.

(8)
Declared distribution multiplied by limited partner units outstanding on the applicable record date less units owned by us. Includes distributions on KMR shares. KMP must generate the cash to cover the distributions on the KMR shares, but those distributions are paid in additional shares and KMP retains the cash. We do not have access to that cash.

(9)	Declared distribution multiplied by EPB limited partner units outstanding on the applicable record date less units owned by us.

(10)
Consists of the difference between cash available for distributions and actual distributions from our equity investments primarily related to equity investee depreciation, depletion and amortization expense.

(11)
Consists of items such as timing and other differences between earnings and cash, KMP’s and EPB's cash flow in excess of their distributions, non-cash purchase accounting adjustments related to the EP acquisition and going private transaction primarily associated with non-cash amortization of debt fair value adjustments.

Kinder Morgan, Inc. and Subsidiaries Preliminary Consolidated Balance Sheets (Unaudited) (In millions)

	March 31, 2013	December 31, 2012 (1)
ASSETS

Cash and cash equivalents - KMI	$164	$71
Cash and cash equivalents - KMP	736	529
Cash and cash equivalents - EPB	206	114
Other current assets	2,580	2,960
Property, plant and equipment, net - KMI	2,717	2,735
Property, plant and equipment, net - KMP	22,584	22,330
Property, plant and equipment, net - EPB	5,900	5,931
Investments	5,756	5,804
Goodwill - KMI	18,135	18,133
Goodwill - KMP	5,412	5,417
Goodwill - EPB	22	22
Deferred charges and other assets	4,079	4,139
TOTAL ASSETS	$68,291	$68,185

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Short-term debt - KMI	$1,585	$1,153
Short-term debt - KMP	1,127	1,155
Short-term debt - EPB	164	93
Other current liabilities	2,706	2,808
Long-term debt - KMI	7,954	9,148
Long-term debt - KMP	16,829	15,907
Long term debt - EPB	4,182	4,254
Preferred interest in general partner of KMP	100	100
Debt fair value adjustments (2)	2,449	2,591
Deferred income taxes	4,212	4,033
Other long-term liabilities	2,685	2,844
Total liabilities	43,993	44,086

Shareholders’ Equity
Accumulated other comprehensive loss	(167)	(119)
Other shareholders’ equity	13,832	13,984
Total KMI equity	13,665	13,865
Noncontrolling interests	10,633	10,234
Total shareholders’ equity	24,298	24,099
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,291	$68,185

Debt, net of cash
KMI (3)	$9,375	$10,230
KMP	17,220	16,533
EPB	4,140	4,233
Total Consolidated Debt	$30,735	$30,996

Notes:

(1)	December 2012 balance sheet recast to reflect the transfer of assets among entities under common control.

(2)
Amounts include the fair value of interest rate swaps, debt discounts and premiums, and purchase price allocation adjustments, including adjustments to record EP's debt, including EPB debt, at its May 25, 2012 fair value.

(3)	Amounts exclude the preferred interest in general partner of KMP.